UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 26, 2019

LeMaitre Vascular, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33092	04-2825458
(Commission File Number)	(IRS Employer Identification No.)

63 Second Avenue
Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

(781) 221-2266

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	LMAT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On November 26, 2019, LeMaitre Vascular, Inc. (the “Company”) entered into a new lease agreement (the “New Lease”) with NWP Retail 18 LLC for a property in Burlington, Massachusetts located at 32-34 Third Avenue. The building subject to the New Lease consists of approximately 26,447 square feet. The Company expects to occupy the building covered by the New Lease beginning on or around May 1, 2020. The New Lease will expire on December 31, 2030. The base rent for the property subject to the New Lease until December 31, 2021 will be $30,855 per month and will increase in each subsequent year of the New Lease.

The foregoing description of the New Lease is not complete and is qualified in its entirety by reference to the full text of such document attached as an exhibit hereto.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit        Document Description

10.1              Lease dated November 26, 2019 between NWP Retail 18 LLC and the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEMAITRE VASCULAR, INC.

Dated: December 3, 2019	By	/s/ Joseph P. Pellegrino, Jr.
		Name:	Joseph P. Pellegrino, Jr.
		Title:	Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit        Document Description

10.1             Lease dated November 26, 2019 between NWP Retail 18 LLC and the Registrant.